Exhibit 99.28(d)(1)(i)

AMENDMENT TO THE
INVESTMENT MANAGEMENT AGREEMENT
DATED JUNE 5, 2012

THIS AMENDMENT (the “Amendment”) entered into as of June 5, 2012 is an amendment to the Investment Management Agreement (the “Agreement”) dated April 8, 2011, by and between DundeeWealth Funds, an open-end management investment company (the “Trust”) and DundeeWealth US, LP, a Delaware limited partnership (“DundeeWealth”).

WHEREAS, the Trust hired DundeeWealth to provide investment management services with respect to each series of the Trust set forth on Schedule A to the Agreement (each, a “Fund” and collectively, the “Funds”);

WHEREAS, the Trust and DundeeWealth desire to amend Schedule A and Schedule B to include a new Fund which the Trust has established and to remove Funds which have not been funded; and

WHEREAS, this Amendment will be effective as of the date of the effectiveness of the Post-Effective Amendment related to the Emerging Markets Opportunities Fund (the “Effective Date”).

NOW THEREFORE, in consideration of the mutual terms and agreements set forth in the Agreement and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto intending to be bound, agree to the following:

1.	Capitalized terms not otherwise defined herein shall have the same meaning ascribed to them in the Agreement.

2.	Schedule A to the Agreement is hereby amended and restated in its entirety as provided on Appendix 1 attached hereto, as of the Effective Date.

3.	Schedule B to the Agreement is hereby amended and restated in its entirety as provided on Appendix 2 attached hereto, as of the Effective Date.

4.	All other terms and conditions of the Agreement shall remain in full force and effect and are incorporated herein by reference.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed in their names and on their behalf by and through their duly authorized officers, as of the Effective Date.

DUNDEEWEALTH FUNDS		DUNDEEWEALTH US, LP

By:	/s/ Amy D. Duling	By:	/s/ Peter J. Moran
Name:	Amy D. Duling	Name:	Peter J. Moran
Title:	President	Title:	Senior Vice President

APPENDIX 1

SCHEDULE A
TO THE
INVESTMENT MANAGEMENT AGREEMENT
JUNE 5, 2012

Fund

Smith Group Large Cap Core Growth Fund
Mount Lucas U.S. Focused Equity Fund
Dynamic Energy Income Fund
Dynamic Canadian Equity Income Fund
Dynamic Contrarian Advantage Fund
Dynamic Discovery Fund
Dynamic Gold & Precious Metals Fund
Dynamic U.S. Growth Fund
Dynamic World Growth Fund
Dynamic Global Growth Fund
Dynamic Natural Resources Fund
JOHCM International Select Fund
JOHCM Emerging Markets Opportunities Fund

APPENDIX 2

SCHEDULE B
TO THE
INVESTMENT MANAGEMENT AGREEMENT
JUNE 5, 2012

Fund	Annual Management Fee

Smith Group Large Cap Core Growth Fund Class I and Class II	.61%
Mount Lucas U.S. Focused Equity Fund Class I and Class II	.75%
Dynamic Energy Income Fund Institutional Class, Class I and Class II	.90%
Dynamic Canadian Equity Income Fund Institutional Class, Class I and Class II	.95%
Dynamic Contrarian Advantage Fund Institutional Class, Class I and Class II	.85%
Dynamic Discovery Fund Institutional Class, Class I and Class II	.95%
Dynamic Gold & Precious Metals Fund Institutional Class, Class I and Class II	.95%
Dynamic U.S. Growth Fund Institutional Class, Class I and Class II	.65%
Dynamic World Growth Fund Institutional Class, Class I and Class II	.95%
Dynamic Global Growth Fund Institutional Class, Class I and Class II	.95%
Dynamic Natural Resources Fund Institutional Class, Class I and Class II	.95%
JOHCM International Select Fund Class I and Class II	.85%
JOHCM Emerging Markets Opportunities Fund Institutional Class, Class I and Class II	1.05%